INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-62061 of Community Bankshares of Maryland, Inc. on Form SB-2 of our report dated January 16, 1998 (except for Note 19, as to which the date is May 12, 1998), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

STOY, MALONE & COMPANY, P.C.


Bethesda, Maryland
October 2, 1998